UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2011

ROCKWELL MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (248) 960-9009

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On November 1, 2011, the Company modified the terms of warrants issued in November 2008 to Emerald Asset Advisors, LLC (“Emerald”) to purchase a total of 700,000 shares of its common stock by extending the expiration date for any remaining unexercised Tranche B warrants and all of the Tranche C warrants from November 5, 2011 to May 4, 2012. The warrants were originally issued to Emerald as compensation under an investor relations consulting services agreement and became exercisable in November 2009 and November 2010. The deemed exchange of the warrants for warrants with the modified terms for no additional consideration and without paying remuneration for soliciting such exchange, to the extent it constitutes an issuance of securities, was exempt under Section 3(a)(9) of the Securities Act.

The foregoing does not purport to be a complete description of the amended warrants and is qualified in its entirety by reference to the full text of the form of warrant amendment, a copy of which is attached hereto as Exhibit 4.14 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit number	Exhibit Description
4.14	Amendment to Warrant issued to Emerald Asset Advisors, LLC as of November 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL TECHNOLOGIES, INC.

Date: November 4, 2011	By:	/s/ Thomas E. Klema
Thomas E. Klema Its: Chief Financial Officer

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